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                                                                     EXHIBIT 5.2

             [Letterhead of Schnader Harrison Segal & Lewis LLP]

                                                                     May 8, 2001

Ira M. Dansky, Esq.
Jones Apparel Group, Inc.
1411 Broadway
New York, NY 10018

                             Re:  Jones Apparel Group, Inc. Registration
                                  Statement on Form S-4

Dear Mr. Dansky:

         As special Pennsylvania counsel to Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company" or "Jones"), we have been requested to render this opinion in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement"), which is being filed with the Securities and Exchange Commission (the "SEC") on May 8, 2001, under the Securities Act of 1933, as amended (the "Act").

         The Registration Statement relates to the proposed issuance by Jones of up to 4,409,814 shares (the "Shares") of its common stock, par value $0.01 per share, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 13, 2001 among Jones, MCN Acquisition Corp., a Delaware corporation that is a wholly owned subsidiary of Jones ("Merger Sub"), and McNaughton Apparel Group Inc., a Delaware corporation ("McNaughton"). The Merger Agreement provides for the merger (the "Merger") of McNaughton with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Jones.

         For purposes of this opinion we have examined the Registration Statement; the Resolutions of the Board of Directors of the Company dated April 12, 2001; the proxy statement/prospectus that forms a part of the Registration Statement; the Subsistence Certificate dated April 30, 2001 issued by the Secretary of the Commonwealth of Pennsylvania with respect to the Company; and such other documents as we deem necessary for the purpose of rendering this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, facsimilied or reproduced copies.

         As special Pennsylvania counsel to the Company, we are not necessarily familiar with all of the Company's affairs. As a further basis for this opinion, we have made such inquiry of the Company as we have deemed necessary or appropriate for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the Company is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania and that the Shares have been duly authorized for issuance, and when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We are attorneys admitted to practice in the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction, other than the corporate laws of the Commonwealth of Pennsylvania and the United States of America. Our examination of law relevant to the matters covered by this opinion is limited to Federal law and Pennsylvania law.

         The opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to laws currently in effect. No opinion may be inferred or is implied beyond matters expressly set forth herein, and we do not undertake and assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in law which may hereafter occur.

         This opinion is furnished for your benefit only and may not be used or relied upon by any other person or entity or in connection with any other transaction without, in each instance, our prior written consent.


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         We hereby consent to the reference to this Firm under the heading
"Legal Matters" in the Registration Statement and in the proxy statement/prospectus that forms part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                Sincerely,

                                /s/ Schnader Harrison Segal & Lewis LLP

                                Schnader Harrison Segal & Lewis LLP